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                                                                 Exhibit 10.13

1998 PERFORMANCE PLAN OF
J.P. MORGAN & CO. INCORPORATED AND AFFILIATED COMPANIES

ARTICLE I

PURPOSE OF PLAN

The purpose of the Plan is to promote the success of J.P. Morgan & Co. Incorporated and encourage certain employees to remain in its employ by providing compensation to such employees.


ARTICLE II

DEFINITIONS

The following words and phrases herein shall have the following meanings unless a different meaning is plainly required by the context.

2.1      "Award" shall mean any award granted under the Plan.

2.1 "Company" shall mean J.P. Morgan & Co. Incorporated or any successor to it in ownership of all or substantially all of its assets.

2.3 "Board of Directors" shall mean the Board of Directors of the Company.

2.4 "Participating Company" shall mean the Company, and any subsidiary or other affiliated entity (whether or not incorporated).

2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6 "Employee" shall mean any executive employed by one or more Participating Companies who is selected by the Committee to receive an Award under the Plan.

2.7 "Plan" shall mean the 1998 Performance Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies, as amended from time to time.

2.8 "Committee" shall mean the Committee established to administer the Plan in accordance with Section 3.1.


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2.9      "Stock Incentive Plan" shall mean the 1995 Stock Incentive Plan of J.P.
Morgan & Co. Incorporated and Affiliated Companies, as the same may be amended from time to time, and any successor plan thereto.

2.10 "Stock Plans" shall mean equity-based compensation plans of the Company, including but not limited to, the Stock Incentive Plan.


ARTICLE III

ADMINISTRATION OF THE PLAN

3.1. The Committee. The Plan shall be administered by a Committee consisting of at least three persons chosen by the Board of Directors from among those members of the Board of Directors who (i) are not eligible to participate in the Plan and (ii) are not employees of a Participating Company. The Committee may consult with management but shall have the responsibility of determining the Employees who are to receive Awards under the Plan and the amount of such Awards and shall otherwise be responsible for the administration of the Plan. The Committee also shall construe and interpret the Plan and adopt rules and regulations governing administration of the Plan, and exercise the remaining duties and powers conferred on it by the Plan, provided, however, the Committee may delegate to senior officers of the Company the power to act for the Committee as the Committee shall specify.


ARTICLE IV

AWARDS UNDER THE PLAN

4.1. Grant of Awards under the Plan. The Committee is hereby authorized to grant Awards to participants. Subject to the terms of the Plan and any applicable Award agreement, an Award granted under the Plan (i) may be denominated or payable in cash, shares of Common Stock of the Company (including, without limitation, grants or awards under the Stock Plans), other securities, other awards, or other property, or any combination thereof, and
(ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Award, based, in whole or in part, upon the Committee's assessment of the level of achievement of such performance or other goals during such performance or vesting periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award agreement, the performance or other goals for any performance or vesting period, the length of any performance or vesting period, the amount of any Award granted, and the amount of any payment or transfer to be made pursuant to any Award shall be determined by the Committee. Except as otherwise determined by the Committee, an Award shall be


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forfeited if the Employee's employment terminates for any reason prior to the end of the applicable performance or vesting period established by the Committee.

4.2. Payment. (a) An Award shall be deemed "earned" if and to the extent the Committee so determines following the close of the applicable performance or vesting period. Except as provided in Section 4.2(b), Awards earned under the Plan shall be paid as promptly as practicable after the close of the applicable year, or after such further vesting or performance period as may be imposed by the Committee in its sole discretion.

(b) The Committee shall have the right to require that payment of all or any portion of an earned Award be deferred until such time or times as the Committee, in its sole discretion, shall determine. In addition, the Committee may provide that an Employee may elect to defer the payment of any Award earned under the Plan. Deferral elections shall be made at such time and in such manner as the Committee shall prescribe. The Committee shall establish such terms, conditions, rules and regulations as it shall deem necessary and advisable with respect to deferred Awards including, but not limited to, the time of payment (including acceleration), the method of determining additional amounts, if any, to be credited with respect to a deferred Award, the applicable methods of payment of deferred Awards, and any special rules that may apply in the event of termination of employment for any reason.


ARTICLE V

GENERAL PROVISIONS

5.1. No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of any Participating Company or of the Board of Directors or of the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of a Participating Company and each Participating Company expressly reserves the right to discharge an Employee whenever the interest of any such company in its sole discretion may so require without liability to such Participating Company, the Board of Directors or the Committee except as to any rights which may be expressly conferred upon such Employee under the Plan.

5.2. Discretion of the Company, Board of Directors and Committee. Any decision made or action taken by the Company, the Board of Directors or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall lie within the absolute discretion of the Company, the Board of Directors or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

5.3. Absence of Liability. No member of the Board of Directors or of the Committee or officer of any Participating Company shall be liable for any act or action hereunder,


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whether of commission or omission, taken by any other member, or by an officer, agent, or employee, or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

5.4. No Segregation of Cash or Shares. (a) The Company shall not be required to segregate any cash or any other assets which may at any time be represented by Awards credited to an Employee and the Plan shall constitute an "unfunded" plan of the Company.

(b) The Company shall not, by any provisions of this Plan, be deemed to be a trustee of any property, and the liabilities of the Company to any Employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Employee, former Employee or beneficiary shall be limited to those of an unsecured creditor of the Company. In its sole discretion, the Board of Directors may authorize the creation of trusts or other arrangements to meet the obligations of the Participating Companies under the Plan, provided, however, that the existence of such trusts or arrangements is consistent with the unfunded status of the Plan.

5.5. Inalienability of Benefits and Interests. (a) Except as expressly provided by the Committee and subsection (b) hereof, no Award, nor any benefit payable under or interest in the Plan, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Employee, or former Employee.

(b) The provisions of subsection (a) hereof shall not apply to an assignment by the Employee's legal representative or beneficiary of a payment due after the death of the Employee if such assignment is made for the purposes of settling the affairs of such deceased Employee nor to a beneficiary designation made by an Employee to the extent authorized by the Committee.

5.6. New York Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

5.7. Payment of Awards. Payment of Awards shall be by or for the account of the Participating Companies and the Company and the Participating Companies may make such arrangements as they may deem appropriate with respect thereto.

5.8. Cancellation of Awards. (a) Prior to the occurrence of a Change in Control, but not thereafter, the Committee may, in its sole discretion and with or without cause, cancel any Award in whole or in part to the extent it has not theretofore become vested. Such cancellation shall be effective as of the date specified by the Committee.


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(b) Notwithstanding subsection (a) above, prior to payment of any Award, the
Committee may, in its sole discretion, in cases involving a serious breach of conduct by an Employee or former Employee, or activity of a former Employee in competition with the business of a Participating Company, cancel any Award, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the Committee. The determination of whether an Employee or former Employee has engaged in a serious breach of conduct or activity in competition with the business of a Participating Company shall be determined by the Committee in good faith and in its sole discretion.

5.9. Change in Control. (a) In the event of a Change in Control, the payment of all outstanding Awards (whether or not vested, earned, deferred or subject to attainment of further goals) shall (unless the Committee otherwise determines) be made as soon as practicable and the Committee shall, in its discretion, determine the terms of such payments, if any, including but not limited to, the amount and form of such payments.

(b) For purposes of this Section 5.9, a Change in Control shall have the same meaning as specified in Section 10.1(c) of the Stock Incentive Plan. In addition, any determination made by the Committee under Section 5.9(a) shall be made in cases covered by a Change in Control as defined in Section 10.1(c)(i) or
(ii) of the Stock Incentive Plan prior to or as soon as practicable after the occurrence of such event and in cases covered by a Change in Control as defined in Section 10.1(c)(iii) and (iv) of the Stock Incentive Plan prior to the occurrence of such event.


ARTICLE VI

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Board of Directors or the Committee may from time to time amend, suspend or terminate the Plan in whole or in part, and if suspended or terminated, may reinstate any or all of the provisions of the Plan, except that without the consent of the Employee no amendment, suspension or termination of the Plan shall adversely affect the rights of any Employee with respect to an Award previously made to such Employee.


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